AMENDMENT TO OPTION AGREEMENT

September 26, 2005

Insider Optionees listed on Schedule A
c/o Argyle Security Acquisition Corp.
200 Concord Plaza, Suite 700
San Antonio, Texas 78216

Gentlemen:

On July 13, 2005, Argyle Security Acquisition Corp. (the “Company”) entered into an option agreement (the “Option Agreement”) with Argyle New Ventures, L.P., Argyle Joint Ventures and Ron Chaimovski (the “Stockholders”) pursuant to which the Stockholders were granted an option to purchase up to an aggregate of 468,750 (the “Insider Options”) shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company at an exercise price of $.008 per share, to be distributed on a pro rata basis, in the event, and to the extent, the underwriters exercise their option to purchase up to an additional 1,875,000 Units in connection with the Company’s initial public offering. On September 23, the Stockholders entered into a stock transfer agreement (the “Transfer Agreement”) with Wesley Clark pursuant to which they agreed to transfer to Mr. Clark 234,375 shares of Common Stock and a corresponding number of the Insider Options.

Therefore, pursuant to the terms of the Transfer Agreement, Schedule A of the Option Agreement is hereby deleted in its entirety and replaced by Schedule A attached hereto.

Very truly yours, ARGYLE SECURITY ACQUISITION CORP.

By:	/s/ Bob Marbut

Bob Marbut, Chairman and Co-Chief Executive Officer

Accepted and Agreed:

ARGYLE NEW VENTURES, L.P.
By: Argyle Communications Inc., its general partner

/s/ Bob Marbut
Name: Bob Marbut
Title:

ARGYLE JOINT VENTURES

/s/ Bob Marbut
Name: Bob Marbut
Title:

/s/ Ron Chaimovski
Ron Chaimovski

/s/ Wesley Clark
Wesley Clark

/s/ John J. Smith
John J. Smith

Schedule A

Stockholders	Percentage of Over-Allotment Option
Argyle New Ventures L.P.	29.16%
Argyle Joint Ventures	29.17%
Ron Chaimovski	29.17%
John J. Smith	5.0%
Wesley Clark	7.5%